     As filed with the Securities and Exchange Commission on July 29, 1997

                                                    Registration Number 33-80708
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           WEATHERFORD ENTERRA, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           1389                      74-1681642
  (State or other jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)    Classification Code Number)    Identification No.)
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                      1360 POST OAK BOULEVARD, SUITE 1000
                             HOUSTON, TEXAS  77056
                                 (713) 439-9400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. SUZANNE THOMAS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           WEATHERFORD ENTERRA, INC.
                      1360 POST OAK BOULEVARD, SUITE 1000
                             HOUSTON, TEXAS  77056
                                 (713) 439-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  Not applicable.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                              -------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     Pursuant to its Registration Statement on Form S-4, as amended (Reg. No. 33-80708) (the "Registration Statement"), Weatherford Enterra, Inc., a Delaware corporation (the "Company"), registered shares of its common stock, $.10 par value (the "Common Stock"), with a maximum aggregate offering price of $28,299,708.13, in connection with the exchange of Common Stock for shares of stock of H&H Oil Tool Co. The Registration Statement was declared effective by the Commission on August 4, 1994.

     The Company has determined that an excess number of shares of Common Stock were registered under the Registration Statement and that 26,700 shares of Common Stock currently remain unsold and can be removed from registration.

          Therefore, pursuant to the undertaking made by the Company required by
Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 2 to the Registration Statement for the purpose of removing from registration 26,700 of the shares of the Company's Common Stock, which were not, and are not expected to be, issued and sold in the proposed sale.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 1997.

                                 WEATHERFORD ENTERRA, INC.


                                 By:       /s/ H. SUZANNE THOMAS
                                     ------------------------------------
                                               H. Suzanne Thomas
                                            Senior Vice President,
                                         General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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

         SIGNATURES                             TITLE                          DATE
         ----------                             -----                          ----

/s/  THOMAS R. BATES, JR.        President, Chief Executive Officer       July 28, 1997
-------------------------------  and Director (Principal Executive
     Thomas R. Bates, Jr.        Officer)

              *                  Vice President, Chief Financial          July 28, 1997
-------------------------------  Officer and Treasurer (Principal
      Norman W. Nolen            Financial and Accounting Officer)
              *                  Chairman of the Board and Director       July 28, 1997
-------------------------------
     Philip Burguieres
              *                  Director                                 July 28, 1997
-------------------------------
     Thomas N. Amonett
                                 Director                                 July ____, 1997
-------------------------------
     Thomas J. Edelman
              *                  Director                                 July 28, 1997
-------------------------------
     William E. Greehey
                                 Director                                 July ____, 1997
-------------------------------
        John A. Hill
              *                  Director                                 July 28, 1997
-------------------------------
      John W. Johnson
                                 Director                                 July ____, 1997
-------------------------------
     William E. Macaulay
              *                  Director                                 July 28, 1997
-------------------------------
     Robert K. Moses, Jr.
                                 Director                                 July ____, 1997
-------------------------------
       Roger M. Widmann

*By:   /s/  H. SUZANNE THOMAS
    ---------------------------
         H. Suzanne Thomas
 Pursuant to Power of Attorney
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